Exhibit 10.20

Full Truck Alliance Co. Ltd.

SECOND AMENDED AND RESTATED 2018 SHARE INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Full Truck Alliance Co. Ltd. Second Amended and Restated 2018 Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Full Truck Alliance Co. Ltd. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company and any other Service Recipient in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 10. With reference to any duties of the Board under the Plan which may have been delegated to one or more persons pursuant to Section 10.6, the term “Administrator” shall refer to such person(s) unless the Board has revoked such delegation.

2.2    “Affiliate” shall mean, with respect to any person, any other person controlled by, controlling or under common control with such person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

2.3    “Applicable Accounting Standards” shall mean International Financial Reporting Standards, Generally Accepted Accounting Principles in the United States, or such other accounting principles or standards as may apply to the Company’s financial statements under Applicable Laws.

2.4    “Applicable Laws” shall mean (i) the laws of the Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.5    “Article” shall mean an article of this Plan.

2.6    “Award” shall mean an Option, a Restricted Share award, a Restricted Share Unit award, a Dividend Equivalents award, a Share Payment award or a Share Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.7    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8    “Board” shall mean the board of directors of the Company.

2.9    “Cause” when used in connection with the termination of the service relationship between a Holder and a Service Recipient, shall have the meaning expressly defined in any then- effective written employment, severance, consulting or other similar agreement between the Holder and the Service Recipient, or in the absence of such then-effective written agreement and definition, shall mean the Termination of Service on account of:

(a)    the willful and continued failure by the Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), after a written demand for substantial performance has been delivered to the Holder by the Service Recipient or by the Holder’s supervisor, which demand identifies in reasonable detail the manner in which the Holder is believed to have not substantially performed his or her duties;

(b)    the Holder’s willful and serious misconduct which has resulted in or could reasonably be expected to result in material injury to the business, financial condition or reputation of the Service Recipient;

(c)    the engagement by the Holder in dishonesty, including without limitation fraud or embezzlement, bribery, intentional misconduct or material breach of any agreement with the Service Recipient;

(d)    the Holder’s conviction of, or voluntary admission to, a serious crime, including without limitation fraud or embezzlement, bribery, breach of trust, or physical or emotional harm to any person;

(e)    the breach by the Holder of any written restrictive covenant agreement with the Service Recipient, including without limitation any such covenant not to disclose any information pertaining to the Service Recipient or not to compete or interfere with the Service Recipient;

(f)    the Holder’s unauthorized removal from any premises of the Service Recipient or any client of, or service provider for, the Service Recipient of any document (in any medium or form) relating to the Service Recipient or the customers of the Service Recipient; or

(g)    any other causes for Termination of Service as determined in the sole discretion of the Administrator.

2.10    “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.11    “Company” shall mean Full Truck Alliance Co. Ltd., an exempted company with limited liability incorporated in the Cayman Islands, unless otherwise explicitly defined herein.

2.12    “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.13    “Corporate Transaction” shall mean any of the following transactions, provided, that the Board shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)    an amalgamation, arrangement, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own fifty percent (50%) or more of the surviving entity;

(b)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept;

(c)    any reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company survives but (A) the Shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction (other than to the Company or to a Company-sponsored employee benefit plan), culminating in such takeover or scheme of arrangement, but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction; or

(d)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction.

(e)    the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Subsidiary or Related Entity); or

(f)    the completion of a voluntary or insolvent liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent required for the Plan or an Award to comply with Section 409A of the Code where it is applicable, a ‘Corporate Transaction’ shall not be deemed to have occurred unless it also qualifies as a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company (as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5)).

2.14    “Director” shall mean a member of the Board, as constituted from time to time.

2.15    “Disability” shall mean a permanent disability as defined from time to time by the Company or the Administrator, in its sole and absolute discretion, or as specified in an Award Agreement or any then-effective written agreement regarding the Holder’s employment with the Service Recipient.

2.16    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 7.1.

2.17    “Effective Date” shall have the meaning set forth in Section 12.1.

2.18    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator; provided, that Awards shall not be granted to Consultants or Non-Employee Directors who are resident of any country which pursuant to Applicable Laws does not allow grants to non-employees.

2.19    “Employee” shall mean any person who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The sole payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.20    “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.21    “Exercise Notice” shall mean a written or electronic notice delivered to the secretary of the Company, or such other person or entity designated by the Administrator for the exercise of an Award in such form and manner as the Administrator may determine in its discretion from time to time.

2.22    “Fair Market Value” shall mean, as of any date, the value of Shares determined as follows:

(a)    If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation system on which Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Shares are not listed on an established securities exchange, notational market system or automated quotation system, but are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

2.23    “Holder” shall mean a person who has been granted an Award.

2.24    “Incentive Option” shall mean an Option which is designated by the Administrator as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

2.25    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.26    “Non-Qualified Option” shall mean an Option that is not designated by the Administrator as an Incentive Option.

2.27    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Option or an Incentive Option; provided, that Options granted to Non-Employee Directors and Consultants shall only be Non- Qualified Options.

2.28    “person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.29    “PRC” shall mean the People’s Republic of China.

2.30    “PRC Resident” shall mean a Chinese person within the meaning of paragraph 3 of Article 1 of the SAFE Circular 37 (i.e., a citizen of Mainland China, including a person who habitually resides in Mainland China, even if such individual does not have any lawful identity document in Mainland China).

2.31    “Plan” shall mean this Full Truck Alliance Co. Ltd. Second Amended and Restated 2018 Share Incentive Plan, as it may be amended and/or restated from time to time.

2.32    “Related Entity” shall mean any business, corporation, partnership, limited liability company or other entity in which the Company or a Subsidiary of the Company holds a substantial economic interest, directly or indirectly, through ownership or contractual arrangements but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.33    “Restricted Share” shall mean Shares awarded under Article 6 that is subject to certain restrictions and may be subject to forfeiture or compulsory redemption.

2.34    “Restricted Share Unit” shall mean the right to receive Shares awarded under Section 7.4.

2.35    “SAFE” shall mean the State Administration of Foreign Exchange and its local counterparts with competent authorization and jurisdiction.

2.36    “SAFE Registration Regulation” shall mean Circular on Relevant Issues Concerning Foreign Exchange Administration of Outbound Investment, Financing and Round- trip Investment through Special Purpose Companies by PRC Residents issued by SAFE on July 4, 2014, and effective on July 4, 2014 (“SAFE Circular 37”), and its implementing rules including but not limited to Circular on Further Simplifying and Improving Direct Investment-related Foreign Exchange Administration Policies issued by SAFE on February 13, 2015, and effective on June 1, 2015 (“SAFE Circular 13”).

2.37    “SAFE 37 Registration” means the registration shall be completed by PRC Residents under SAFE Circular 37.

2.38    “Securities Act” shall mean the United States Securities Act of 1933, as amended. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.39    “Service Recipient” shall mean the Company, any Subsidiary of the Company and any Related Entity to which an Eligible Individual provides services as an Employee, Consultant or as a Director.

2.40    “Share” shall mean an ordinary share of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 11.

2.41    “Share Appreciation Right” shall mean a share appreciation right granted under Article 8.

2.42    “Share Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 7.2.

2.43    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, directly or indirectly, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.44    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a Corporate Transaction; provided, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

2.45    “Termination of Service” shall mean,

(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to a Service Recipient is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(b)    As to a Non-Employee Director, the time when a Holder who is a Non- Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Service Recipient is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, that, with respect to Incentive Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary or Related Entity employing or contracting with such Holder ceases to remain a Subsidiary or Related Entity following any merger, sale of securities or other transaction or event (including, without limitation, a spin-off).

2.46    “Trading Date” shall mean the closing of the first sale to the general public of the Shares pursuant to an effective registration statement under Applicable Law, which results in the Shares being publicly traded on one or more established stock exchanges or national market systems.

2.47    “U.S. Person” shall mean a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Section 11.1 and Section 3.1(b), the aggregate number of shares, which may be issued pursuant to Awards under the Plan, shall not exceed, in the aggregate, 2,636,675,056 Shares of the Company provided, that the aggregate number of shares reserved and available for issuance pursuant to Awards granted under the Plan shall be automatically increased by the same amount as the number of Shares, preferred shares and/or other equity securities of the Company repurchased by the Company after the date hereof pursuant to the Minutes of An Extraordinary General Meeting of the Company on September 10, 2019 and the Written Resolutions of Directors of the Company dated October 10, 2019.

(b)    To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash and not Shares, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Shares delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a). If any Shares are forfeited by the Holder or redeemed or repurchased by the Company at the same, higher or lesser price than paid by the Holder so that the Shares are again returned to the Company, these Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a). To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, any Subsidiary or Related Entity shall not be counted against Shares available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2    Share Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, in the discretion of the Administrator, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 4.

GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. If necessary to comply with Section 409A of the Code, for each U.S. Person, the Shares subject to the Awards shall be “service recipient stock” within the meaning of Section 409A of the Code or the Award shall otherwise comply with Section 409A of the Code.

4.3    Jurisdictions. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Service Recipient operates or has Eligible Individuals, or in order to comply with the requirements of any securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Related Entities shall be covered by the Plan; (b) determine which Eligible Individuals are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Laws; (d) establish sub plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub plans and/or modifications shall be attached to the Plan as appendices); provided, that no such sub plans and/or modifications shall increase the share limitations contained in Section 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any Applicable Laws including necessary local governmental regulatory exemptions or approvals or listing requirements of any such securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the any Applicable Laws.

4.4    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

OPTIONS

5.1    General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)    Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares and shall in any event be not less than the par value of the Share; provided, that no Option may be granted to a U.S. Person at less than the Fair Market Value on the date of grant, without compliance with Section 409A of the Code. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable exchange rules), a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Holders. For the further avoidance of doubt, the exercise price per Share is the exercise price per Option divided by the number of Shares for which the Option is exercisable.

(b)    Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c)    Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting and that a partial exercise must be with respect to a minimum number of shares; provided that each Option shall be subject to the conditions, earlier termination, expiration or cancellation as provided in the Plan or in the Award Agreement evidencing such Option. The Administrator shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(d)    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

(e)    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(i)    An Exercise Notice stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Laws or regulations, and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii) In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv)    Full payment of the exercise price and applicable withholding taxes to the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 9.1 and 9.2.

(f)    Term. The term of any Option granted under the Plan shall not exceed ten (10) years from the date it is granted. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

(g)    Evidence of Grant. All Options shall be evidenced by an Award Agreement entered into between the Company and the Holder. An Award Agreement shall include such additional provisions as may be specified by the Administrator.

(h)    Effect of Termination of Service. Unless the Administrator provides otherwise on or after the date of grant in the Award Agreement or otherwise, upon a Termination of Service, the Options shall expire as follows:

(i)    In the event of the Termination of Service, for any reason, whether such termination is occasioned by the Holder, by the Holder’s employer or any Service Recipient, or with or without Cause or by mutual agreement, the Holder’s right to vest in any Option under this Plan, if any, will terminate concurrently with the Termination of Service;

(ii)    In the event that the Holder’s employment with the Service Recipient is terminated for Cause, all outstanding Options granted to such Holder that have become vested but not exercised shall expire on the date of such termination, and the right of such Holder to exercise the Options that have become exercisable shall terminate concurrently with the Termination of Service;

(iii)    In the event of a Holder’s Termination of Service as an Employee for any reason other than Holder’s Disability, death or Cause: (A) all Option that have become vested but not exercisable as of the date of Termination of Service shall terminate on the date of such termination, and (B) all Options that have become vested and exercisable as of the date of Termination of Service shall terminate on the earlier of (x) the 90-day period immediately following the date of Termination of Service and (y) ten (10) years from the date it is granted;

(iv)    In the event of a Holder’s Termination of Service as an Employee on account of Disability or death: (A) all Option that have become vested but not exercisable as of the date of Termination of Service shall terminate on the date of such termination, and (B) all Options that have become vested and exercisable as of the date of Termination of Service shall terminate on the earlier of (x) the one-year anniversary of the date of Holder’s Termination of Service and (y) ten (10) years from the date it is granted; and

(v)    Upon the Holder’s Disability or death, any Incentive Options exercisable at the Holder’s Disability or death may be exercised by the Holder’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Holder’s last will and testament, or, if the Holder fails to make testamentary disposition of such Incentive Option or dies intestate, by the person or persons entitled to receive the Incentive Option pursuant to the applicable laws of descent and distribution as determined under Applicable Laws. To the extent that such Option is not so exercised, it shall automatically lapse and become of no further effect.

(i)    Limitation on Number of Shares. Each Option may be exercised in whole or in part, to the extent such Option is vested and exercisable on the date of exercise.

5.2    Incentive Options. Incentive Options may be granted to Employees of the Company, a Subsidiary of the Company, or an entity in which the Company or a Subsidiary of the Company holds one hundred percent (100%) of the economic interest, directly or indirectly, through ownership or contractual arrangements but which is not a Subsidiary. Other than the above Employees, Incentive Options may not be granted to Employees of a Related Entity or to

Non-Employee Directors or Consultants. The terms of any Incentive Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)    Annual Limit. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Option is granted) of the Shares with respect to which Incentive Options are exercisable for the first time by a Holder during any calendar year under all incentive stock option plans of the Company or a Subsidiary exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Options.

(b)    Ten Percent Owners. An Incentive Option shall be granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c)    Transfer Restriction. The Holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Option within (i) two years from the date of grant of such Incentive Option or (ii) one year after the transfer of such Shares to the Holder.

(d)    Expiration of Incentive Options. No Award of an Incentive Option may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date. No Award Agreement shall be entered into after the tenth (10th) anniversary of the Effective Date, but this shall not affect any Award granted prior to the expiry of the Plan.

(e)    Right to Exercise. Subject to Section 5.2(a)(v), during a Holder’s lifetime, an Incentive Option may be exercised only by the Holder.

5.3    Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.4    Substitution of Share Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 6.

AWARD OF RESTRICTED SHARES

6.1    Award of Restricted Shares.

(a)    The Administrator is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the amount of, and the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, that such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Laws. In all cases, legal consideration shall be required for each issuance of Restricted Shares. For the avoidance of doubt, Restricted Shares may be granted and issued to an Eligible Individual in consideration for such Eligible Individual’s continued employment by or service to the Company or other Service Recipient, without any additional cash consideration being payable by such Eligible Individual.

6.2    Rights as Shareholders. Subject to Section 6.4, once the Restricted Shares are issued, subject only to the restrictions on such Restricted Shares as provided in the Award Agreement, the Holder shall have rights as a shareholder which are equivalent to the rights of other holders of Shares, and shall be a shareholder when he or she is recorded as the holder of such Restricted Shares upon entry in the Company’s register of members. No adjustment shall be made for a dividend or other right in respect of any Restricted Share for which the record date is prior to the date the Holder is entered on the Company’s register of members in respect of such Restricted Shares, except as provided in Article 11 of the Plan.

6.3    Restrictions. All Restricted Shares (including any Shares received by Holders thereof with respect to the Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Service Recipient, or other criteria selected by the Administrator. By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

6.4    Forfeiture or Compulsory Redemption of Restricted Shares. If no cash consideration was paid by the Holder for the Restricted Shares, upon a Termination of Service the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be forfeited (meaning that they shall be surrendered to the Company and cancelled without consideration). If cash consideration was paid by the Holder for the Restricted Shares, upon a Termination of Service, the Company shall have the right to compulsorily redeem from the Holder (without any further action required on the part of the Holder) the unvested Restricted Shares then held by such Holder and which are subject to restrictions, at a cash price per share equal to the cash consideration paid by the Holder for such Restricted Shares or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and shall be non-forfeitable, and if applicable, the Company shall not have a right of compulsory redemption.

6.5    Certificates for Restricted Share. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, in its sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

AWARD OF DIVIDEND EQUIVALENTS, SHARE PAYMENTS, RESTRICTED SHARE

UNITS

7.1    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.

7.2    Share Payments. The Administrator is authorized to make Share Payments to any Eligible Individual. The number or value of shares of any Share Payment shall be determined by the Administrator and may be based upon any other criteria, including service to the Service Recipient, determined by the Administrator. Share Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

7.3    Reserved.

7.4    Restricted Share Units. The Administrator is authorized to grant Restricted Share Units to any Eligible Individual. The number of Restricted Share Units to be granted and the terms and conditions thereof shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including service to the Service Recipient, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Share Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become non-forfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code, to the extent applicable to the Holder. Restricted Share Units may be paid in cash, Shares or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted Share (or the Fair Market Value of one such Share in cash) for each vested and non-forfeitable Restricted Share Unit.

7.5    Term. The term of a Dividend Equivalent award, Share Payment award and/or Restricted Share Unit award shall be set by the Administrator in its sole discretion.

7.6    Exercise or Purchase Price. The Administrator may establish the exercise or purchase price for shares distributed as a Share Payment award or shares distributed pursuant to a Restricted Share Unit award; provided, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Laws.

7.7    Exercise upon Termination of Service. A Dividend Equivalent award, Share Payment award and/or Restricted Share Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Dividend Equivalent award, Share Payment award and/or Restricted Share Unit award may be exercised or distributed subsequent to a Termination of Service in certain events.

ARTICLE 8.

AWARD OF SHARE APPRECIATION RIGHTS

8.1    Grant of Share Appreciation Rights.

(a)    The Administrator is authorized to grant Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan. The term of any Share Appreciation Right granted under the Plan shall not exceed ten (10) years. Except as limited by the requirements of Section 409A, the Administrator may extend the term of any outstanding Share Appreciation Right, and may extend the time period during which vested Share Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Share Appreciation Right relating to such a Termination of Service.

(b)    A Share Appreciation Right shall entitle the Holder (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Share Appreciation Right from the Fair Market Value per Share on the date of exercise of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

(c)    The exercise price per Share subject to a Share Appreciation Right shall be determined by the Administrator and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares but shall in any event be not less than the par value of the Share; provided, that no Share Appreciation Right may be granted to a U.S. Person at less than the Fair Market Value on the date of grant, without compliance with Section 409A of the Code. The exercise price per Share subject to a Share Appreciation Right may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable exchange rules), a downward adjustment of the exercise prices of Share Appreciation Rights mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Holders.

(d)    In the case of a Share Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Share Appreciation Right may be less than the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

8.2    Share Appreciation Right Vesting.

(a)    The period during which the right to exercise, in whole or in part, a Share Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Share Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient, or any other criteria selected by the Administrator. At any time after grant of a Share Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Share Appreciation Right vests.

(b)    No portion of a Share Appreciation Right which is un-exercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Share Appreciation Right.

8.3    Manner of Exercise. All or a portion of an exercisable Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Administrator, or such other person designated by the Administrator, or his, her or its office, as applicable:

(a)    An Exercise Notice stating that the Share Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Share Appreciation Right or such portion of the Share Appreciation Right;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)    In the event that the Share Appreciation Right shall be exercised pursuant to this Section 8.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Share Appreciation Right, in the sole discretion of the Administrator.

8.4    Payment. Amounts payable upon exercise of a Share Appreciation Right shall be in cash, Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 9.

ADDITIONAL TERMS OF AWARDS

9.1    Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences under Applicable Accounting Standards, in each case, having the Fair Market Value on the date of delivery equal to the aggregate payments required, (c) following the Trading Date, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan to the extent prohibited by Applicable Laws.

9.2    Tax Matters.

(a)    No Shares shall be delivered under the Plan to any Holder until such Holder has made arrangements acceptable to the Administrator for the satisfaction of any income, employment, social welfare or other tax withholding obligations under Applicable Laws. Each Service Recipient shall have the authority and the right to deduct or withhold, or require a Holder to remit to the applicable Service Recipient, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s employment, social welfare or other tax obligations) required by Applicable Laws to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares).The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates for tax purposes that are applicable to such taxable income. The Administrator shall determine the Fair Market Value of the Shares, consistent with Applicable Laws, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of shares to pay the Option exercise price or any tax withholding obligation.

(b)    Each Holder shall hold harmless and indemnify the Company and its Affiliates from any adverse tax consequences to such Holder with respect to such Award, any withholding or other tax obligations of the Company or its Affiliates with respect to such Award and from any action or inaction or omission of the Company or its Affiliates pursuant to the Plan, the Award or otherwise that may cause such Holder’s Award to be or become subject to Section 409A. The Company may defer any issuance of Shares upon exercise of Awards unless indemnified to its satisfaction.

(c)    The Company intends (i) that the Awards not be treated as deferred compensation subject to the requirements of Section 409A of the Code (including any successor statute and any regulations, notices, or guidance promulgated pursuant thereto by the United States Treasury Department) (“Section 409A”) and (ii) that any ambiguities in construction be interpreted in order to effectuate such intent. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. Notwithstanding any other provision of the Plan, the Company shall have no obligation to indemnify or hold harmless any person against any taxes (or any interest or penalties thereon) attributable to the transfer, ownership, exercise, or disposition of, or any other transaction involving, Awards (including, without limitation, as the result of the application of Section 409A).

(d)    By entering into an Award Agreement, each Holder acknowledges that such Holder may undertake certain adverse tax liabilities as a result of the grant of such Award and any subsequent purchase or disposition of any Award or any Shares subject to such Award. Each Holder represents that (i) such Holder has consulted with any adviser with which such Holder deems it advisable in connection with the receipt of such Award and such Holder is not relying on the Company, the Service Recipient or any advisor to the Company or Service Recipient for any tax, legal or other advice relating to the Plan and the Award, and (ii) such Holder shall accept the potential application of Section 409A to such Awards and the other tax consequences of the issuance, vesting, ownership, modification, adjustment and disposition of such Award.

9.3    Transferability of Awards.

(a)    Except as otherwise provided in Section 9.3(b):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, as required under applicable domestic relations laws, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)    Unless otherwise permitted in writing by the Administrator, no Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the successors in interest of such Holder or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to applicable domestic relations law; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes un-exercisable under the Plan or the applicable Award Agreement, be exercised by the personal representative of such Holder or by any person empowered to do so under the deceased Holder’s will or under the then Applicable Laws of descent and distribution.

(b)    Notwithstanding Section 9.3(a), a Holder may transfer an Award, subject to Applicable Laws, to (x) with the prior written consent of the Administrator, certain persons related to the Holder, including but not limited to members of the Holder’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are the Holder or members of the Holder’s family and/or charitable institutions, and (y) such other person as the Administrator, in its sole discretion, may expressly approve in writing, pursuant to such conditions and procedures as the Administrator may establish, including the following conditions: (i) an Award transferred shall not be assignable or transferable other than by will or the laws of descent and distribution; (ii) an Award transferred shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the permitted transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Laws and (C) evidence the transfer.

(c)    Notwithstanding Section 9.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property jurisdiction, a designation of a person other than the Holder’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

9.4     Conditions to Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    Without limiting the provisions of Section 9.4(c), in connection with any first application and/or registration of an underwritten offering to the public of Shares or any securities of the Company at any stock exchange for a primary or any other type of listing, each Holder shall be deemed to consent to (i) a prohibition on direct or indirect sale, transfer or otherwise dealing with any Shares issued to such Holder, as requested by the Company (or its underwriters), during any specified period following the effective date of the registration statement or prospectus of the Company filed under Applicable Laws (including any applicable exchange rules), or following any other date specified in the aforesaid request (“Market Standoff Period”), and (ii) the Company at its discretion imposing any stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of such Market Standoff Period.

(e)    The Administrator may request that any and all necessary consents and/or approvals being obtained and/or any Applicable Laws (including any applicable exchange rules) being complied with prior to any Share issuance. For the avoidance of doubt, a Holder shall be responsible (i) for obtaining any governmental or other official consent and/or approval and registration that may be required, and for complying with any other requirements in respect of which such Holder has the locus standi to deal with, and (ii) for any tax consequences and liability arising with respect to such Holder, under any law or regulation under any applicable jurisdiction in connection with any Award, the grant, exercise, vesting or settlement thereof. The Company shall not be responsible for any failure by a Holder to obtain any such consent and/or approval, nor for any such non-compliance, nor for any tax or other liability to which a Holder may become subject to as a result of such Holder’s participation in the Plan in any way, nor for the invalidity or illegality of any Award itself or the exercise thereof.

(f)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(g)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Laws, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, the Administrator or the transfer agent of the Company).

9.5    Forfeiture Provisions. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Administrator and as in effect from time to time; and (ii) Applicable Law. Further, unless otherwise determined by the Administrator, to the extent that the Holder receives any amount in excess of the amount that the Holder should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Holder shall be required to repay any such excess amount to the Company. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (b) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a Termination of Service occurs prior to a specified date, or within a specified time period as determined by the Administrator, following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for Cause, or due to the Holder becoming insolvent or commencing a bankruptcy proceeding.

9.6    Applicable Currency. Unless otherwise required by Applicable Laws, or as determined in the discretion of the Administrator, all Awards shall be designated in U.S. dollars. A Holder may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Holder resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in another foreign currency, as permitted by the Administrator, the amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

9.7    SAFE Registration Regulation. Any PRC Resident, who is granted an Award under this Plan, shall duly complete the registration and the procedure as required by SAFE, including but not limited to the SAFE 37 Registration as required for PRC Residents to own shares of any overseas non-listed company according to the SAFE Registration Regulation prior to the delivery of the Exercise Notice. For greater clarity, the Service Recipient is not obligated to complete the registration and the procedure as required by SAFE for any Holder who is a PRC Resident.

ARTICLE 10.

ADMINISTRATION

10.1    Administrator. The Board shall administer the Plan (except otherwise permitted herein or as required by Applicable Laws). Notwithstanding the foregoing, the Board may delegate its authority hereunder pursuant to and to the extent permitted by Section 10.6.

10.2    Duties and Powers of the Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted hereunder. Any such grant or Award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Options shall be consistent with the provisions of Section 422 of the Code.

10.3    Action by the Board. Unless otherwise established by the Board, a majority of the Board shall constitute a quorum and the acts of a majority of the Directors present at any meeting at which a quorum is present, and acts approved in writing by all Directors in lieu of a meeting, shall be deemed the acts of the Board. Each Director is entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of a Service Recipient, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.4    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards; Individual;

(b)    Determine the type or types of Awards to be granted to each Eligible

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Adjust the number of shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, pursuant to Article 11; Award;

(h)    Decide all other matters that must be determined in connection with an

(i)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)    Interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(k)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

10.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

10.6    Delegation of Authority. To the extent permitted by Applicable Laws, the Board may from time to time delegate to a committee of one or more members of the Board or the chief executive officer of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 10. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 10.6 shall serve in such capacity at the pleasure of the Board and the Board may at any time exercise any and all rights and duties of the delegate.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1    Adjustments. In the event of any distribution, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the share price of a Share, the Administrator shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company); (b) the terms and conditions of any outstanding Awards (including, without limitation, the aggregate number and type of Shares that may be issued thereunder and any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. The form and manner of any such adjustments shall be determined by the Administrator in its sole discretion.

11.2    Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Holder, if a Corporate Transaction occurs and a Holder’s Awards are not converted, assumed, or replaced by a successor as provided in Section 11.3, such Awards shall become fully vested and exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Corporate Transaction, the Administrator may in its sole discretion provide for (a) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Holder the right to exercise such Awards during a period of time as the Administrator shall determine, (b) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment), or (c) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

11.3    Corporate Transactions - Assumption of Award. In the event of a Corporate Transaction, each Award may be assumed by the successor entity or parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, an Award will be considered assumed if the Award either is (a) assumed by the successor entity or parent thereof or replaced with a comparable Award (as determined by the Administrator) with respect to capital shares (or equivalent) of the successor entity or parent thereof or (b) replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award.

11.4    Corporation Transactions – Unwinding of Transactions. Notwithstanding anything to the contrary, in the event the Board determines that the relevant Corporate Transaction has been cancelled, terminated or will not otherwise close for any reason, all Awards otherwise exercised in relation thereto shall remain outstanding and unexercised and all Awards shall be subject to the vesting, rights and obligations of the Plan and the Award Agreement prior to such Corporate Transaction, and any Exercise Notice shall automatically lapse and be of no force and effect, and the Company shall promptly refund to the relevant Holder the aggregate amount paid by such Holder in relation to any Award subject to exercise.

11.5    Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Board may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights; provided, no such adjustment will be made that would violate Section 409(A) of the Code.

11.6    Other Requirements. Prior to any payment or adjustment contemplated under this Article 11, the Administrator may require a Holder to (i) represent and warrant as to the unencumbered title to the Holder’s Awards; (ii) bear such Holder’s pro rata share of any post- closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Administrator.

11.7    No Other Rights. Except as expressly provided in the Plan, no Holder shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1    Effective Date. The Plan has been adopted and approved by the Board. The Plan has become effective as of the date it is approved by the Board (the “Effective Date”).

12.2    Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

12.3    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.3, at any time and from time to time, the Administrator may terminate, amend or modify the Plan; provided, that (a) to the extent necessary and desirable to comply with Applicable Laws the Company shall obtain Board approval of any Plan amendment in such a manner and to such a degree as required, and (b) if required by the relevant listing stock exchange and no exemption is claimed, Board approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Administrator to extend the term of the Plan or the exercise period for an Option or Share Appreciation Right beyond ten (10) years from the date of grant, or (iii) results in a material increase in benefits or a change in eligibility requirements. Except as provided in the Plan or any Award Agreement, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded.

12.4    Order of Precedence. In the event of any conflict among the terms of this Plan, the Award Agreement or the Memorandum and Articles of Association of the Company, the order of precedence is set forth as follows:

(a)     the Articles of Association of the Company;

(b)     this Plan;

(c)     Award Agreement.

12.5    No Shareholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.6    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system. Section 8 and section 19(3) of the Electronic Transactions Law (as amended) shall not apply to this Plan.

12.7    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient. Nothing in the Plan shall be construed to limit the right of a Service Recipient: (a) to establish any other forms of incentives or compensation for Eligible Individuals, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association. Notwithstanding the above, this Plan shall supersede all the existing employee incentive plans in their entirety, including but not limited to the Amended and Restated 2018 Share Incentive Plan adopted by the Board on April 15, 2020, which shall be further amended and restated upon the Effective Date of this Plan.

12.8    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws.

12.9    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act or the Securities Act shall include any amendment or successor thereto.

12.10    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Cayman Islands without regard to conflicts of laws thereof.

12.11    U.S. Securities Law. The Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act and, unless and until the equity securities of the Company are publicly traded, the issuance of Awards pursuant to the Plan, as well as the issuance of Shares upon the exercise of an Award, are intended to qualify for an exemption from the registration requirements under the Securities Act pursuant to Rule 701 and under analogous provisions of applicable state securities laws. In the event that any provision of the Plan would cause any Award issued pursuant to the Plan to not qualify for such exemption, the Plan shall be deemed to be automatically amended to the extent necessary to cause all such Awards to qualify for such exemption, unless such Awards are qualified to rely on any other exemptions from the registration requirements under the Securities Act.

12.12    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

12.13    No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Holder’s employment or services at any time, nor confer upon any Holder any right to continue in the employ or service of any Service Recipient.

12.14    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company, any Subsidiary or any Related Entity.

12.15    Indemnification. To the extent allowable pursuant to Applicable Laws, each Director shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Director in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.16    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.17    Expenses. The expenses of administering the Plan shall be borne by the Service Recipient.